UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 27, 2017 (January 23, 2017)
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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Norfolk Southern Corporation (“NS”) approved a retention award for Marta R. Stewart, the Company’s Executive Vice President Finance and Chief Financial Officer.
The award was granted in the form of time-based restricted stock units (“RSUs”), with Ms. Stewart receiving a grant of 2,080 RSUs. In general, the RSUs have a three-year restriction period that expires on January 26, 2020, and require that Ms. Stewart remain in active employment until September 30, 2018 (subject to earlier vesting in the event of death) to avoid forfeiture of the award.
The award was granted pursuant to the terms and conditions of a Restricted Stock Unit Award (“RSU Award Agreement”) which was approved by the Committee on January 23, 2017.
The foregoing is not a complete description of the RSU Award Agreement and is qualified in its entirety by reference to the full text of the RSU Award Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Restricted Stock Unit Award for Marta R. Stewart

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  January 27, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restricted Stock Unit Award for Marta R. Stewart